Exhibit (14)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Service Providers" and to the incorporation by reference of our reports dated October 30, 2015 and January 27, 2016, with respect to the financial statements of AB Conservative Wealth Strategy, a series of The AB Portfolios, as of August 31, 2015 and AB All Market Income Portfolio, a series of AB Cap Fund, Inc., as of November 30, 2015, respectively, which are included in this Registration Statement on Form N-14 of AB Cap Fund, Inc.





                                                           /s/ ERNST & YOUNG LLP

New York, New York
September 29, 2016